Exhibit 99.1

Assurant Reports Third Quarter 2021 Financial Results
Business Performance Driven by Global Lifestyle Double-Digit Earnings Growth
Continue to Expect to Grow EPS, Ex. Catastrophes, by 10 to 14 Percent for 2021

NEW YORK, November 2, 2021 — Assurant, Inc. (NYSE: AIZ), a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases, today reported results for the third quarter ended September 30, 2021.

“We delivered double-digit earnings growth in the quarter driven by ongoing expansion of our Global Automotive and Connected Living businesses,” said Assurant Chief Executive Officer Alan Colberg. “As I prepare to retire at year end, I am confident that we are well positioned to sustain our strong performance under Keith Demmings’ leadership with the dedication of our 15,000 employees who will continue to champion innovation and value for our 300 million customers worldwide.”

“Our performance year-to-date underscores the momentum of our businesses and ability to drive consistent, above-market profitable growth over the long term,” said Assurant president Keith Demmings. “As incoming CEO, I see a clear and compelling path to build on our success as we further unlock the potential of our talent and prioritize strategic investments to drive even greater innovation and a superior customer experience.”

(Unaudited)	Q3'21	Q3'20	Change
$ in millions, except where noted
GAAP net income	153.6	88.0	75%
GAAP net income per diluted share	2.58	1.38	87%

Net operating income[1]	84.1	69.4	21%
Net operating income per diluted share[2]	1.41	1.15	23%

Net operating income, ex. reportable catastrophes[3]	162.1	156.4	4%
Net operating income, ex. reportable catastrophes, per diluted share[4]	2.73	2.59	5%

Adjusted EBITDA, ex. reportable catastrophes[5]	262.3	251.7	4%
Third Quarter 2021 Summary:
•Net income increased 75 percent versus prior year period, while net income per diluted share increased 87 percent
•Net operating income, excluding reportable catastrophes3, up 4 percent to $162.1 million
•Net operating income, excluding reportable catastrophes, per diluted share4, up 5 percent to $2.73
•Adjusted EBITDA, excluding reportable catastrophes5, up 4 percent to $262.3 million
•Holding company liquidity was $1.3 billion, reflecting the Global Preneed sale proceeds
•Share repurchases and common stock dividends totaled $361 million

•Reaffirmed 2021 outlook of 10 to 14 percent growth in net operating income, excluding reportable catastrophes, per diluted share6
Note: References to net income and net income per diluted share throughout this press release refer to net income from continuing operations. Metrics listed above other than net income and net income per diluted share are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section beginning on page 8.

Third Quarter 2021 Consolidated Results

(Unaudited)	Q3'21	Q3'20	Change	9M'21	9M'20	Change
$ in millions

GAAP net income	153.6	88.0	75%	486.8	401.3	21%
GAAP Corporate and Other segment net income (loss)	26.4	(31.7)	183%	(54.4)	(120.7)	55%

Net operating income
Global Lifestyle[7]	124.0	106.6	16%	376.9	349.3	8%
Global Housing[7]	3.2	13.1	(76)%	164.3	172.7	(5)%
Corporate and Other[8]	(21.3)	(25.7)	17%	(54.4)	(76.3)	29%
Interest expense	(21.8)	(19.9)	(10)%	(67.0)	(60.1)	(11)%
Preferred stock dividends	—	(4.7)	100%	(4.7)	(14.0)	66%
Net operating income[1]	84.1	69.4	21%	415.1	371.6	12%
Reportable catastrophes	78.0	87.0		112.9	109.9
Net operating income, ex. reportable catastrophes[3]	162.1	156.4	4%	528.0	481.5	10%
Adjusted EBITDA, ex. reportable catastrophes
Global Lifestyle[5]	176.5	150.6	17%	555.5	499.8	11%
Global Housing[5]	108.8	134.1	(19)%	374.4	380.2	(2)%
Corporate and Other[5]	(23.0)	(33.0)	30%	(67.8)	(94.1)	28%
Adjusted EBITDA, ex. reportable catastrophes[5]	262.3	251.7	4%	862.1	785.9	10%
Note: Some of the metrics above are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section beginning on page 8. Additional details regarding key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx
•Net income was $153.6 million, or $2.58 per diluted share, compared to third quarter 2020 net income of $88.0 million, or $1.38 per diluted share. The increase was primarily driven by $75.0 million of additional net gains on investments mostly related to fair value changes in unrealized equity positions within Assurant Ventures for companies that went public in third quarter 2021. This was partially offset by a loss on extinguishment of debt related to the July redemption of Senior Notes due 2023.

•Net operating income1 totaled $84.1 million, or $1.41 per diluted share2, compared to third quarter 2020 net operating income of $69.4 million, or $1.15 per diluted share. Assurant incurred $78.0 million of reportable catastrophes in third quarter 2021, compared to $87.0 million in third quarter 2020. Excluding reportable catastrophes, net operating income3 for third quarter 2021 increased 4 percent to $162.1 million compared to $156.4 million in the prior year period, which was mainly the result of continued expansion in Global Automotive and Connected Living within Global Lifestyle and the absence of preferred dividends. Higher non-catastrophe loss experience in Global Housing partially offset the increase.

•Adjusted EBITDA, excluding reportable catastrophes5, increased 4 percent compared to the prior year period, modestly above the increase in net operating income excluding reportable catastrophes, which reflects higher amortization of purchased intangible assets from mobile and auto-related acquisitions and an increase in depreciation expense related to information technology initiatives.

•Revenue from the Global Lifestyle and Global Housing segments totaled $2.45 billion compared to $2.30 billion in third quarter 2020, up 7 percent, primarily due to growth in Connected Living and Global Automotive within Global Lifestyle.

Note: Throughout this press release, revenue refers to net earned premiums, fees and other income. GAAP revenue is equal to net earned premiums, fees and other income, net investment income, net realized gains (losses) on investments and amortization of deferred gains and gains on disposal of businesses.

Reportable Segments

Global Lifestyle

$ in millions	Q3'21	Q3'20	Change	9M'21	9M'20	Change
Net operating income[7]	124.0	106.6	16%	376.9	349.3	8%
Adjusted EBITDA[5]	176.5	150.6	17%	555.5	499.8	11%
Revenue	1,963.0	1,805.0	9%	5,763.1	5,520.6	4%
Note: References to Adjusted EBITDA within Global Lifestyle exclude reportable catastrophes.

•Net operating income7 increased in third quarter 2021 compared to the prior year period, primarily due to growth across Global Automotive and Connected Living. Global Automotive’s performance was primarily driven by global growth across distribution channels, including AFAS contributions, and higher investment income. Higher earnings in Connected Living were led by mobile, mainly from subscriber growth in North America, higher contributions from Asia Pacific and an increase in trade-in volumes, including HYLA Mobile contributions. Global Lifestyle net operating income also included a one-time tax benefit in the quarter.

•Adjusted EBITDA5 increased compared to third quarter 2020, greater than the increase in net operating income, which reflects higher amortization of purchased intangible assets from mobile and auto-related acquisitions and an increase in depreciation expense related to information technology initiatives.

•Revenue increased compared to the prior year period, primarily due to fee income growth in Connected Living as the result of higher trade-in volume from increasing carrier promotions. Net earned premium growth from strong prior period sales in Global Automotive was also a driver.

Global Housing

$ in millions	Q3'21	Q3'20	Change	9M'21	9M'20	Change
Net operating income[7]	3.2	13.1	(76)%	164.3	172.7	(5)%
Reportable catastrophes	78.0	87.0		112.9	109.9
Net operating income, ex. reportable catastrophes	81.2	100.1	(19)%	277.2	282.6	(2)%
Revenue	486.7	491.3	(1)%	1,490.8	1,480.6	1%

•Net operating income7 decreased in third quarter 2021 compared to the prior year period. Third quarter 2021 included $78.0 million of reportable catastrophes primarily related to Hurricane Ida, compared to $87.0 million of reportable catastrophes in third quarter 2020.

Excluding reportable catastrophes, net operating income decreased, primarily due to higher non-catastrophe loss experience from an anticipated increase to more normalized levels, as well as an increase in reserves within specialty products and higher claims costs.

•Revenue was down slightly year-over-year. Modest declines in specialty products and lender-placed were partially offset by growth in multifamily housing. In lender-placed, the catastrophe reinstatement premium recorded in the quarter related to Hurricane Ida offset premium growth from higher average insured values and premium rates.

Corporate and Other

$ in millions	Q3'21	Q3'20	Change	9M'21	9M'20	Change
GAAP segment net income (loss)	26.4	(31.7)	183%	(54.4)	(120.7)	55%
Net operating loss[8]	(21.3)	(25.7)	17%	(54.4)	(76.3)	29%
•Segment net income improved in third quarter 2021 compared to the prior year period loss due to the same drivers noted earlier for net income including the net gains on investments.

•Net operating loss8 decreased in third quarter 2021 compared to the prior year period, primarily driven by lower employee-related and third-party expenses as well as expense savings from reduced real estate costs.

Holding Company Liquidity Position

•Holding company liquidity totaled $1.3 billion as of September 30, 2021, or $1.1 billion above the company’s current targeted minimum level of $225 million, primarily reflecting the proceeds from the sale of Global Preneed.

Dividends paid by operating segments to the holding company in third quarter 2021 totaled $127 million. In addition to quarterly interest and Corporate and Other expenses, the company redeemed $350 million of its Senior Notes due 2023 in July and had $11 million of cash outflows primarily related to investments within Assurant Ventures.

•Share repurchases and common stock dividends totaled $361 million in third quarter 2021. During third quarter 2021, Assurant repurchased 2.0 million shares of common stock for $323 million and paid $39 million in common stock dividends. From October 1 through October 29, 2021, the company repurchased an additional 598 thousand shares for approximately $97 million, with $1.0 billion remaining under the current repurchase authorizations.

2021 Company Outlook6

$ in millions, unless otherwise noted	FY'20	9M'21	2021 Outlook[6]
Net operating income, ex. reportable catastrophes, per diluted share	9.88	8.75	10-14% growth
Net operating income, ex. reportable catastrophes	605.4	528.0	At least high single-digit growth
Global Lifestyle	437.2	376.9	High single-digit growth
Global Housing, ex. reportable catastrophes	371.0	277.2	Flat with 2020
Corporate and Other	(102.9)	(54.4)	~ (80.0)
Interest expense	(81.2)	(67.0)	~ (90.0)

Adjusted EBITDA, ex. reportable catastrophes	1,013.4	862.1	Similar growth rate to NOI, ex. reportable catastrophes
Note: Some of the metrics above are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section beginning on page 8. Additional details regarding key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

For full-year 2021, the company expects:

Assurant net operating income, excluding reportable catastrophes, per diluted share6, to increase approximately 10 to 14 percent from $9.88 in 2020. Given year-to-date results and expected trends for the fourth quarter, the company expects to be closer to the top half of the range for the full year 2021.

Results for 2021 are expected to be driven primarily by growth within Global Lifestyle and a lower Corporate and Other loss, as well as share repurchases, including the completion of the company’s three-year capital return objective and initial deployment of proceeds from the sale of Global Preneed.

•Growth in net operating income, excluding reportable catastrophes6, is expected to be mainly driven by high single-digit growth in Global Lifestyle6, with expansion across all lines of business, as well as a lower Corporate and Other loss. Global Housing net operating income, excluding reportable catastrophes6, is expected to be roughly flat versus the prior year, as underlying growth is offset by lower real estate owned volumes and an increase in non-catastrophe losses.

Adjusted EBITDA, excluding reportable catastrophes6, is expected to grow at a similar rate to net operating income, excluding reportable catastrophes, with double-digit Adjusted EBITDA growth in Global Lifestyle.

Net operating income, excluding reportable catastrophes, in the fourth quarter is expected to reflect increased investments to support long-term growth, including mobile service and repair programs, a tax rate in Global Lifestyle in-line with longer-term trends as well as increased Corporate and Other expenses due to timing of spending.

•Business segment dividends to approximate segment net operating income, including reportable catastrophes. This is subject to the growth of the businesses, rating agency and regulatory capital requirements, investment portfolio performance and a potential increase in U.S. corporate tax rates.

•Capital to be deployed to support business growth, fund investments and return capital to shareholders in the form of share repurchases and dividends, subject to Board approval and market conditions.

Earnings Conference Call
The third quarter 2021 earnings conference call and webcast will be held Wednesday, November 3, 2021 at 8:00 a.m. ET. The live and archived webcast, along with supplemental information, will be available on Assurant’s Investor Relations website:
https://ir.assurant.com/investor/default.aspx

About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases. Anticipating the evolving needs of consumers, Assurant partners with the world’s leading brands to develop innovative products and services and to deliver an enhanced customer experience. A Fortune 500 company with a presence in 21 countries, Assurant offers mobile device solutions; extended service contracts; vehicle protection services; renters insurance; lender-placed insurance products; and other specialty products. The Assurant Foundation strengthens communities by supporting charitable partners that help protect where people live and can thrive, connect with local resources, inspire inclusion and prepare leaders of the future.

Learn more at assurant.com or on Twitter @AssurantNews.

Media Contact:
Linda Recupero
Senior Vice President, Enterprise Communication
Phone: 201.519.9773
linda.recupero@assurant.com

Investor Relations Contacts:
Suzanne Shepherd
Senior Vice President, Investor Relations and Sustainability
Phone: 201.788.4324
suzanne.shepherd@assurant.com

Sean Moshier
Assistant Vice President, Investor Relations
Phone: 914.204.2253
sean.moshier@assurant.com

Safe Harbor Statement
Some of the statements included in this news release and its exhibits, including our financial plans and any statements regarding the company’s anticipated future financial performance, business prospects, growth and operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by the use of words such as “outlook,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release or its exhibits are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. The following factors could cause our actual results to differ materially from those currently estimated by management, including those projected in the company outlook:
(i)the loss of significant clients, distributors or other parties with whom we do business, or if we are unable to renew contracts with them on favorable terms, or if those parties face financial, reputational or regulatory issues;
(ii)significant competitive pressures, changes in customer preferences and disruption;
(iii)the failure to implement our strategy and to attract and retain key personnel, including key executives and senior management;
(iv)the failure to find suitable acquisitions at attractive prices, integrate acquired businesses effectively or grow organically;
(v)our inability to recover should we experience a business continuity event;
(vi)the failure to manage vendors and other third parties on whom we rely to conduct business and provide services to our clients;
(vii)risks related to our international operations;
(viii)declines in the value of mobile devices, the risk of guaranteed buybacks, or export compliance or other risks in our mobile business;
(ix)our inability to develop and maintain distribution sources or attract and retain sales representatives and executives with key client relationships;
(x)risks associated with joint ventures, franchises and investments in which we share ownership and management with third parties;
(xi)negative publicity relating to our business or industry;
(xii)the impact of general economic, financial market and political conditions and conditions in the markets in which we operate;
(xiii)the impact of the COVID-19 pandemic and measures taken in response thereto;
(xiv)the impact of catastrophic and non-catastrophe losses, including as a result of climate change;
(xv)the adequacy of reserves established for claims and our inability to accurately predict and price for claims;
(xvi)a decline in financial strength ratings of our insurance subsidiaries or in our corporate senior debt ratings;
(xvii)fluctuations in exchange rates;
(xviii)an impairment of goodwill or other intangible assets;
(xix)the failure to maintain effective internal control over financial reporting;
(xx)unfavorable conditions in the capital and credit markets;
(xxi)a decrease in the value of our investment portfolio, including due to market, credit and liquidity risks, and changes in interest rates;
(xxii)impairment of our deferred tax assets;
(xxiii)the unavailability or inadequacy of reinsurance coverage and the credit risk of reinsurers, including those to whom we have sold business through reinsurance;
(xxiv)the credit risk of some of our agents, third-party administrators and clients;
(xxv)the inability of our subsidiaries to pay sufficient dividends to the holding company and limitations on our ability to declare and pay dividends or repurchase shares;
(xxvi)the failure to effectively maintain and modernize our information technology systems and infrastructure, or the failure to integrate those of acquired businesses;
(xxvii)breaches of our information systems or those of third parties with whom we do business, or the failure to protect the security of data in such systems, including due to cyber-attacks and as a result of working remotely;
(xxviii)the costs of complying with, or the failure to comply with, extensive laws and regulations to which we are subject, including those related to privacy, data security, data protection or tax;
(xxix)the impact of litigation and regulatory actions;

(xxx)reductions or deferrals in the insurance premiums we charge;
(xxxi)changes in insurance, tax and other regulation;
(xxxii)volatility in our common stock price and trading volume; and
(xxxiii)employee misconduct.

For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each as filed with the SEC.
Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures to analyze the company’s operating performance for the periods presented in this news release. Assurant’s non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.
(1)Assurant uses net operating income as an important measure of the company’s operating performance. Net operating income equals GAAP net income from continuing operations, excluding net realized gains (losses) on investments (which includes unrealized gains (losses) on equity securities and changes in fair value of direct investments in collateralized loan obligations), COVID-19 direct and incremental expenses, the CARES Act tax benefit, net income (loss) attributable to non-controlling interests, as well as other highly variable or unusual items other than reportable catastrophes. It also excludes restructuring costs related to strategic exit activities as these are highly unusual, transformative actions associated with realigning resources to the company’s business strategies, outside of normal periodic restructuring and cost management activities. The company believes net operating income provides investors with a valuable measure of the performance of the company’s ongoing business because the excluded items do not represent the ongoing operations of the company. The comparable GAAP measure is net income from continuing operations.

(UNAUDITED)	3Q	3Q	9 Months	9 Months
($ in millions)	2021	2020	2021	2020
GAAP net income from continuing operations	$153.6	$88.0	$486.8	$401.3
Adjustments, pre-tax:
Net realized (gains) losses on investments	(112.1)	(17.1)	(123.3)	39.0
COVID-19 direct and incremental expenses	2.0	(0.4)	7.2	21.5
CARES Act tax benefit (after-tax)	—	—	—	(84.4)
Loss on extinguishment of debt	20.7	—	20.7	—
Other adjustments(1)	1.1	(1.4)	9.1	19.1
Provision (benefit) for income taxes	18.8	4.7	19.3	(9.8)
Net loss (income) attributable to non-controlling interests	—	0.3	—	(1.1)
Preferred stock dividends	—	(4.7)	(4.7)	(14.0)
Net operating income	$84.1	$69.4	$415.1	$371.6
(1)Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(2)Assurant uses net operating income per diluted share as an important measure of the company’s stockholder value. Net operating income per diluted share equals net operating income (defined above) plus any dilutive preferred stock dividends divided by the weighted average number of diluted shares outstanding. The company believes this metric provides investors with a valuable measure of stockholder value because it excludes items that do not represent the ongoing operations of the company. The comparable GAAP measure is net income from continuing operations per diluted share, defined as net income from continuing operations plus any dilutive preferred stock dividends less net income from non-controlling interests divided by the weighted average number of diluted shares outstanding.

(UNAUDITED)	3Q	3Q	9 Months	9 Months
	2021	2020	2021	2020
GAAP net income from continuing operations per diluted share(1)	$2.58	$1.38	$8.00	$6.32
Adjustments, pre-tax:
Net realized (gains) losses on investments	(1.88)	(0.28)	(2.03)	0.60
COVID-19 direct and incremental expenses	0.03	(0.01)	0.12	0.34
CARES Act tax benefit (after-tax)	—	—	—	(1.33)
Loss on extinguishment of debt	0.35	—	0.34	—
Other adjustments(2)	0.02	(0.02)	0.15	0.31
Provision (benefit) for income taxes	0.31	0.08	0.32	(0.15)
Net operating income per diluted share(1)	$1.41	$1.15	$6.90	$6.09
(1)Information on the share counts used in the per share calculations are included in the Financial Supplement located on Assurant’s Investor Relations website https://ir.assurant.com/investor/default.aspx
(2)Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(3)Assurant uses net operating income (defined above), excluding reportable catastrophes (which represents individual catastrophic events that generate losses in excess of $5.0 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), as another important measure of the company’s operating performance. The company believes this metric provides investors with a valuable measure of the performance of the company’s ongoing business because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income from continuing operations.

(UNAUDITED)	3Q	3Q	9 Months	9 Months
($ in millions)	2021	2020	2021	2020
GAAP net income from continuing operations	$153.6	$88.0	$486.8	$401.3
Adjustments, pre-tax:
Net realized (gains) losses on investments	(112.1)	(17.1)	(123.3)	39.0
Reportable catastrophes	98.7	110.1	142.8	139.0
COVID-19 direct and incremental expenses	2.0	(0.4)	7.2	21.5
CARES Act tax benefit (after-tax)	—	—	—	(84.4)
Loss on extinguishment of debt	20.7	—	20.7	—
Other adjustments(1)	1.1	(1.4)	9.1	19.1
Benefit for income taxes	(1.9)	(18.4)	(10.6)	(38.9)
Net loss (income) attributable to non-controlling interests	—	0.3	—	(1.1)
Preferred stock dividends	—	(4.7)	(4.7)	(14.0)
Net operating income, excluding reportable catastrophes	$162.1	$156.4	$528.0	$481.5
(1)Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(4)Assurant uses net operating income, excluding reportable catastrophes (defined above), per diluted share (defined above) as another important measure of the company's stockholder value. The company believes this metric provides investors with a valuable measure of stockholder value because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income from continuing operations per diluted share, defined as net income from continuing operations plus any dilutive preferred stock dividends less net income from non-controlling interests divided by the weighted average number of diluted shares outstanding.

(UNAUDITED)	3Q	3Q	9 Months	9 Months	12 Months
	2021	2020	2021	2020	2020
GAAP net income from continuing operations per diluted share(1)	$2.58	$1.38	$8.00	$6.32	$8.22
Adjustments, pre-tax:
Net realized (gains) losses on investments	(1.88)	(0.28)	(2.03)	0.60	0.15
Reportable catastrophes	1.66	1.83	2.35	2.19	2.75
COVID-19 direct and incremental expenses	0.03	(0.01)	0.12	0.34	0.42
CARES Act tax benefit (after-tax)	—	—	—	(1.33)	(1.34)
Loss on extinguishment of debt	0.35	—	0.34	—	—
Other adjustments(2)	0.02	(0.02)	0.15	0.31	0.30
Benefit for income taxes	(0.03)	(0.31)	(0.18)	(0.61)	(0.62)
Net operating income, excluding reportable catastrophes, per diluted share(1)	$2.73	$2.59	$8.75	$7.82	$9.88
(1)Information on the share counts used in the per share calculations are included in the Financial Supplement located on Assurant’s Investor Relations website https://ir.assurant.com/investor/default.aspx
(2)Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(5)Assurant uses Adjusted EBITDA, excluding reportable catastrophes, as an important measure of the company’s performance. Assurant defines Adjusted EBITDA, excluding reportable catastrophes, as net operating income, excluding reportable catastrophes (defined above), excluding interest expense, provision (benefit) for income taxes, depreciation expense and amortization of purchased intangible assets. Amortization of purchased intangible assets is excluded from this non-GAAP measure of performance because the company believes it (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, as the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted EBITDA, revenue generated from such intangible assets is included within the revenue in determining Adjusted EBITDA. The company believes Adjusted EBITDA provides investors with a valuable measure of the company’s performance, including underlying profitability and ongoing operations, and reflects its ongoing shift to more service-oriented, fee-based businesses. In addition, it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income from continuing operations.

(UNAUDITED)	3Q	3Q	9 Months	9 Months
($ in millions)	2021	2020	2021	2020
GAAP net income from continuing operations	$153.6	$88.0	$486.8	$401.3
Less:
Interest expense	27.5	25.5	84.7	77.7
Provision for income taxes	37.9	24.5	134.4	20.6
Depreciation expense	18.1	13.9	52.4	40.6
Amortization of purchased intangible assets	15.7	12.5	50.0	36.0
Adjustments, pre-tax:
Net realized (gains) losses on investments	(112.1)	(17.1)	(123.3)	39.0
Reportable catastrophes	98.7	110.1	142.8	139.0
COVID-19 direct and incremental expenses	2.0	(0.6)	7.2	19.9
Loss on extinguishment of debt	20.7	—	20.7	—
Other adjustments(1)	0.2	(5.3)	6.4	13.3
Loss (income) attributable to non-controlling interests	—	0.2	—	(1.5)
Adjusted EBITDA, excluding reportable catastrophes	$262.3	$251.7	$862.1	$785.9

(UNAUDITED)	3Q 2021			3Q 2020
($ in millions)	Global Lifestyle	Global Housing	Corporate and Other	Global Lifestyle	Global Housing	Corporate and Other
GAAP net income from continuing operations	$124.0	$3.2	$26.4	$106.6	$13.1	$(31.7)
Less:
Interest expense	—	—	27.5	—	—	25.5
Provision (benefit) for income taxes	27.8	(0.5)	10.6	26.3	2.9	(4.7)
Depreciation expense	10.0	6.4	1.7	7.5	5.7	0.7
Amortization of purchased intangible assets	14.7	1.0	—	10.2	2.3	—
Adjustments, pre-tax:
Net realized (gains) losses on investments	—	—	(112.1)	—	—	(17.1)
Reportable catastrophes	—	98.7	—	—	110.1	—
COVID-19 direct and incremental expenses	—	—	2.0	—	—	(0.6)
Loss on extinguishment of debt	—	—	20.7	—	—	—
Other adjustments(1)	—	—	0.2	—	—	(5.3)
Net loss attributable to non-controlling interests	—	—	—	—	—	0.2
Adjusted EBITDA, excluding reportable catastrophes	$176.5	$108.8	$(23.0)	$150.6	$134.1	$(33.0)

(UNAUDITED)	9 Months 2021			9 Months 2020
($ in millions)	Global Lifestyle	Global Housing	Corporate and Other	Global Lifestyle	Global Housing	Corporate and Other
GAAP net income from continuing operations	$376.9	$164.3	$(54.4)	$349.3	$172.7	$(120.7)
Less:
Interest expense	—	—	84.7	—	—	77.7
Provision (benefit) for income taxes	105.8	42.7	(14.1)	101.0	44.4	(124.8)
Depreciation expense	28.2	19.2	5.0	20.6	17.0	3.0
Amortization of purchased intangible assets	44.6	5.4	—	28.9	7.1	—
Adjustments, pre-tax:
Net realized (gains) losses on investments	—	—	(123.3)	—	—	39.0
Reportable catastrophes	—	142.8	—	—	139.0	—
COVID-19 direct and incremental expenses	—	—	7.2	—	—	19.9
Loss on extinguishment of debt	—	—	20.7	—	—	—
Other adjustments(1)	—	—	6.4	—	—	13.3
Net income attributable to non-controlling interests	—	—	—	—	—	(1.5)
Adjusted EBITDA, excluding reportable catastrophes	$555.5	$374.4	$(67.8)	$499.8	$380.2	$(94.1)

(1)Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(6)The company outlook for (i) net operating income, excluding reportable catastrophes, per diluted share, (ii) net operating income, excluding reportable catastrophes, (iii) net operating income, excluding reportable catastrophes, for Global Lifestyle and Global Housing, (iv) Corporate and Other net operating loss, (v) Adjusted EBITDA, excluding reportable catastrophes, and (vi) Adjusted EBITDA, excluding reportable catastrophes, for Global Lifestyle, each constitute forward-looking information and the company believes that it cannot reconcile such forward-looking information to the most comparable GAAP measure without unreasonable efforts. Many of the GAAP components cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation. The company is able to quantify a full-year estimate of interest expense and amortization of purchased intangible assets (pre-tax), which are expected to be approximately $90 million and $65 million, respectively, and a full year of preferred stock dividends for 2021, which will be $5 million. The interest expense estimate assumes no additional debt is incurred or extinguished in the forecast period and excludes after-tax interest expenses included in debt extinguishment and other related costs.

(7)Segment net operating income of the Global Lifestyle and Global Housing operating segments is equal to GAAP segment net income.

(8)Assurant uses Corporate and Other net operating loss as an important measure of the Corporate and Other segment’s performance. Corporate and Other net operating loss equals GAAP Corporate and Other segment net loss from continuing operations, excluding interest expense, net realized gains (losses) on investments (which includes unrealized gains (losses) on equity securities and changes in fair value of direct investments in collateralized loan obligations), COVID-19 direct and incremental expenses, the CARES Act tax benefit, net income (loss) attributable to non-controlling interests, as well as other highly variable or unusual items other than reportable catastrophes. It also excludes restructuring costs related to strategic exit activities as these are highly unusual, transformative actions associated with realigning resources to the company’s business strategies, outside of normal periodic restructuring and cost management activities. The company believes Corporate and Other net operating loss provides investors with a valuable measure of the performance of the company’s Corporate and Other segment because it excludes highly variable items that do not represent the ongoing results of such segment. The comparable GAAP measure is Corporate and Other segment net loss from continuing operations.

(UNAUDITED)	3Q	3Q	9 Months	9 Months
($ in millions)	2021	2020	2021	2020
GAAP Corporate and Other segment net income (loss) from continuing operations	$26.4	$(31.7)	$(54.4)	$(120.7)
Adjustments, pre-tax:
Net realized (gains) losses on investments	(112.1)	(17.1)	(123.3)	39.0
COVID-19 direct and incremental expenses	2.0	(0.4)	7.2	21.5
CARES Act tax benefit (after-tax)	—	—	—	(84.4)
Interest expense	27.5	25.3	84.7	76.1
Loss on extinguishment of debt	20.7	—	20.7	—
Other adjustments(1)	1.1	(1.4)	9.1	19.1
Provision (benefit) for income taxes	13.1	(0.7)	1.6	(25.8)
Net loss (income) attributable to non-controlling interests	—	0.3	—	(1.1)
Corporate and Other net operating loss	$(21.3)	$(25.7)	$(54.4)	$(76.3)
(1)Additional details about the components of Other adjustments and other key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website https://ir.assurant.com/investor/default.aspx

Assurant, Inc.
Consolidated Statement of Operations (unaudited)
Three Months and Nine Months Ended September 30, 2021 and 2020

	3Q		9 Months
	2021	2020	2021	2020
($ in millions except number of shares and per share amounts)
Revenues
Net earned premiums	$2,140.1	$2,086.8	$6,396.3	$6,173.6
Fees and other income	309.6	209.4	858.0	829.4
Net investment income	76.0	63.3	235.2	212.3
Net realized gains (losses) on investments	112.1	17.2	123.2	(37.9)
Total revenues	2,637.8	2,376.7	7,612.7	7,177.4
Benefits, losses and expenses
Policyholder benefits	614.2	638.5	1,681.2	1,697.3
Selling, underwriting, general and administrative expenses	1,783.9	1,600.2	5,204.9	4,980.5
Interest expense	27.5	25.5	84.7	77.7
Loss on extinguishment of debt	20.7	—	20.7	—
Total benefits, losses and expenses	2,446.3	2,264.2	6,991.5	6,755.5
Income from continuing operations before provision (benefit) for income taxes	191.5	112.5	621.2	421.9
Provision for income taxes	37.9	24.5	134.4	20.6
Net income from continuing operations	153.6	88.0	486.8	401.3
Net income (loss) from discontinued operations(1)	728.8	(118.5)	762.0	(97.6)
Net income (loss)	882.4	(30.5)	1,248.8	303.7
Less: Net loss (income) attributable to non-controlling interests	—	0.3	—	(1.1)
Net income (loss) attributable to stockholders	882.4	(30.2)	1,248.8	302.6
Less: Preferred stock dividends	—	(4.7)	(4.7)	(14.0)
Net income (loss) attributable to common stockholders	$882.4	$(34.9)	$1,244.1	$288.6

Net income from continuing operations per share:
Basic	$2.60	$1.39	$8.07	$6.39
Diluted	$2.58	$1.38	$8.00	$6.32

Common stock dividends per share	$0.66	$0.63	$1.98	$1.89

Share data:
Basic weighted average shares outstanding	59,126,313	60,190,103	59,769,690	60,384,817

Diluted weighted average shares outstanding	59,479,464	60,425,722	60,855,321	63,340,858

(1) Third quarter 2021 net income from discontinued operations reflects the $723 million after-tax gain on the sale of Global Preneed, which included $606 million of net after-tax gains from AOCI, mainly related to net unrealized gains and losses.

Assurant, Inc.
Consolidated Condensed Balance Sheets (unaudited)
At September 30, 2021 and December 31, 2020

	September 30,	December 31,
	2021	2020
	($ in millions)
Assets
Investments and cash and cash equivalents	$11,224.5	$10,430.4
Reinsurance recoverables	7,135.4	6,605.4
Deferred acquisition costs	8,548.2	7,388.0
Goodwill	2,579.9	2,589.3
Value of business acquired	698.6	1,152.2
Assets held in separate accounts	11.5	11.5
Other assets	3,426.7	3,254.4
Assets held for sale	—	13,218.7
Total assets	$33,624.8	$44,649.9

Liabilities
Policyholder benefits and claims payable	$3,231.5	$2,968.8
Unearned premiums	18,457.2	17,293.1
Debt	2,201.9	2,252.9
Liabilities related to separate accounts	11.5	11.5
Accounts payable and other liabilities	3,978.3	4,057.5
Liabilities held for sale	—	12,111.3
Total liabilities	27,880.4	38,695.1

Stockholders’ equity
Equity, excluding accumulated other comprehensive income	5,828.5	5,241.6
Accumulated other comprehensive income	(84.1)	709.8
Total Assurant, Inc. stockholders’ equity	5,744.4	5,951.4
Non-controlling interest	—	3.4
Total equity	5,744.4	5,954.8
Total liabilities and equity	$33,624.8	$44,649.9